UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2016

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Second Amended and Restated Credit Facility

On December 16, 2016, in connection with the acquisition by LENSAR, Inc. of substantially all of the assets of LENSAR LLC previously sold by LENSAR, Inc. to LENSAR, LLC, PDL BioPharma, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement between LENSAR, Inc. and the Company, as administrative agent and lender. Pursuant to the Second Amended and Restated Credit Agreement, LENSAR, Inc. assumed $48,910,311 in outstanding loans and related obligations under the previously disclosed amended and restated credit agreement dated as of December 15, 2015 between LENSAR, LLC and the Company (the “LENSAR, LLC credit agreement”), which constituted all of the then outstanding “Obligations” under, and as defined in, the LENSAR, LLC credit agreement and related loan documents. LENSAR, Inc. and the Company also entered into Amendment No. 1 to the Reaffirmation Agreement and to the Term Note, dated as of December 16, 2016, amending the Reaffirmation Agreement, dated as of December 14, 2015 (as amended, the “Reaffirmation Agreement”), reaffirming certain obligations under the Credit Agreement dated as of October 1, 2013 between LENSAR, Inc. and the Company, as agent and lender (the (“Original Credit Agreement”). Subject to the disclosure in Item 8.01, Other Events, the loans under the Second Amended and Restated Credit Agreement bear interest at a rate of 15.5% per annum, payable in cash quarterly in arrears, and outstanding principal is due at the maturity date of December 15, 2020. The Company has a first lien security interest in substantially all of the assets of LENSAR, Inc., subject to the continuing first priority liens previously granted to the Company in accordance with Original Credit Agreement and the Reaffirmation Agreement. The terms of the Second Amended and Restated Credit Agreement are substantially similar to the terms of the LENSAR LLC credit agreement, which was terminated.

Item 8.01 Other Events.
In consultation with the Company, LENSAR, Inc. filed a Chapter 11 bankruptcy petition on December 16, 2016 in the United States Bankruptcy Court for the District of Delaware, after entering into the Second Amended and Restated Credit Agreement. Upon the filing of such petition, the automatic stay under the United States Bankruptcy Code went into effect with respect to LENSAR, Inc. The automatic stay generally precludes creditors such as the Company from taking certain actions (including enforcement actions with respect to collateral) against a debtor such as LENSAR, Inc. or its property without first obtaining the bankruptcy court’s permission to take such actions. LENSAR, Inc. and the Company anticipate that LENSAR, Inc. will promptly file a Chapter 11 plan of reorganization that will reduce LENSAR, Inc.’s debt by converting a portion of LENSAR, Inc.’s outstanding indebtedness to the Company into equity. No assurance can be given that the plan of reorganization intended to be filed by LENSAR, Inc. with the Company’s approval will be approved by the bankruptcy court without modification or at all. The Company intends to support LENSAR, Inc. and its team through the bankruptcy process and, subject to bankruptcy court approval, provide debtor-in-possession financing for the Chapter 11 case. The Chapter 11 case is expected to conclude in the second quarter of 2017, although no assurance can be given as to the actual completion date of the case. Upon conclusion of the Chapter 11 case and the implementation of the contemplated plan of reorganization, the Company and LENSAR, Inc. anticipate that LENSAR, Inc. will conduct its business as a subsidiary of the Company. The Company anticipates providing a loan facility to support the reorganized LENSAR, Inc. upon its exit from bankruptcy protection.

Cautionary Statements
This filing, the press release and the Company’s statements herein and in the attached press release contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "may", "should", variations of such words and similar expressions are intended to identify such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s royalty assets or business and limit the Company’s ability to pay dividends, purchase income generating assets and take other corporate actions are disclosed in the “Risk Factors” contained in the Company’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2016, and updated in subsequent quarterly reports. All forward-looking statements are expressly qualified in their entirety by such factors. The forward-looking statements are representative only as of the date they are made, and the Company assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: December 20, 2016